Exhibit 99.1

Donaldson Reports First Quarter Fiscal Year 2024 Sales and Earnings

First quarter sales were $846.3 million compared with $847.3 million in fiscal 2023
EPS of $0.75, up 6.8% versus 2023 GAAP EPS of $0.70, flat versus 2023 adjusted EPS of $0.75
Fiscal 2024 sales and EPS projected at record levels, consistent with previous guidance

MINNEAPOLIS (November 29, 2023) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported first quarter fiscal 2024 generally accepted accounting principles (GAAP) net earnings of $92.1 million, compared with $87.2 million in fiscal 2023. First quarter 2023 earnings include restructuring and other charges of $7.6 million largely related to the Company’s organizational redesign. First quarter 2024 GAAP earnings per share (EPS)1 were $0.75 compared with 2023 GAAP and adjusted earnings per share of $0.70 and $0.75, respectively. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“I am pleased with our first quarter earnings results which reflect gross margin strength driven by robust operational performance,” said Tod Carpenter, chairman, president and chief executive officer. “We have begun fiscal 2024 on solid footing, delivering our technology-led filtration products and services to our customers globally. Industrial Solutions performance in the quarter was a particular area of strength, with our focused growth initiatives driving outstanding results.”

“We continue to expect record sales and earnings in fiscal 2024 while investing for long-term profitable growth across our diversified portfolio. Ongoing investments in our Life Sciences business, R&D and the scaling of our acquisitions enable us to execute our balanced growth strategy and pave the way to achieving our fiscal 2026 Investor Day targets.”
1 All EPS figures refer to diluted EPS.

Donaldson Company Reports Fiscal First Quarter 2024 Earnings - Page 2 of 5
First Quarter Operating Results

Sales of $846.3 million were approximately flat compared with 2023, driven by volume declines offset by pricing benefits.

	Three Months Ended
	October 31, 2023
	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(8.6)%	(10.9)%
On-Road	4.8	4.7
Aftermarket	(1.9)	(3.0)
Total Mobile Solutions segment	(2.7)	(3.9)

Industrial Solutions segment
Industrial Filtration Solutions	7.4	5.9
Aerospace and Defense	5.9	4.0
Total Industrial Solutions segment	7.2	5.6

Life Sciences segment
Total Life Sciences segment	(4.1)	(6.8)

Total Company	(0.1)%	(1.6)%

Mobile Solutions segment (Mobile) sales decreased 2.7% from volume declines partially offset by pricing benefits. Off-Road sales decreased 8.6% due to weakening global end-market conditions, including in China. Aftermarket sales declined 1.9% as a result of continued OEM destocking. On-Road sales increased 4.8% driven by elevated levels of on-highway equipment production, particularly in China.

Industrial Solutions segment (Industrial) sales increased 7.2% as strong demand in most geographies drove volume growth. Industrial Filtration Solutions (IFS) sales grew 7.4% from ongoing strength in Power Generation and dust collection sales. Aerospace and Defense sales increased 5.9% driven by robust Defense sales.

Life Sciences segment sales declined 4.1% year over year resulting primarily from continued Disk Drive market-related sales weakness.

Donaldson Company Reports Fiscal First Quarter 2024 Earnings - Page 3 of 5
Gross margin was 35.6%, up 170 basis points from 33.9% in 2023 driven by pricing benefits, deflation in freight and select material costs, and mix.

Operating expenses as a percentage of sales were 20.8%, 100 basis points above 19.8% in the prior year, due to increased hiring and acquisition-related expenses. First quarter 2023 adjusted operating expenses as a percentage of sales, which exclude restructuring and other charges, were 18.9%.

Operating income as a percentage of sales (operating margin) of 14.7%, increased 60 basis points year over year from 14.1% in 2023 as gross margin improvement more than offset operating expense deleveraging. Adjusted operating margin was 15.0% in the prior year.

Interest expense was $5.5 million versus $4.5 million in the prior year due to higher interest rates. Other income, net was $3.8 million compared with $1.8 million in 2023 as a result foreign exchange losses in the prior year period. The Company’s effective tax rate was 25.1% versus 25.2% a year ago.

Donaldson paid $30.2 million in dividends and repurchased 0.7% of its outstanding shares for $53.7 million.

Fiscal 2024 Outlook

Consistent with the prior outlook, full-year EPS is forecast to be between $3.14 and $3.30, compared with fiscal 2023 GAAP and adjusted EPS of $2.90 and $3.04, respectively. Sales are expected to increase between 3% and 7% year over year, with a pricing benefit of approximately 2% and a currency translation tailwind of roughly 1%.

Mobile sales are forecast to increase between 1% and 5% versus 2023. Softening end-market conditions, including in China, are expected to drive a mid-single digit decline in Off-Road sales and flat On-Road sales versus prior year. Aftermarket sales are projected to increase mid-single digits as a result of higher vehicle utilization rates and market share gains.

Industrial sales are expected to increase between 3% and 7% compared with prior year. Strength in Power Generation and dust collection sales is forecast to drive mid-single digit growth in IFS. Aerospace and Defense sales are projected to increase mid-single digits due to robust end-market conditions and market share gains.

Life Sciences sales are forecast to grow approximately 20% compared with 2023 benefitting from increases across all businesses including Food & Beverage, Bioprocessing Equipment and Consumables, and Disk Drive.

Operating margin is expected to be between 14.7% and 15.3% versus 14.0%, or 14.6% on an adjusted basis, in 2023 with year-over-year gross margin improvement partially offset by investments in the Life Sciences segment.

Donaldson Company Reports Fiscal First Quarter 2024 Earnings - Page 4 of 5
Interest expense is forecast to be approximately $23 million and other income is expected to be between $7 million and $11 million. Donaldson projects a fiscal 2024 effective income tax rate of between 24% and 26%.

Capital expenditures are forecast to be between $95 million and $115 million and free cash flow conversion is expected to be between 95% and 105%. For the full year, Donaldson anticipates repurchasing approximately 2% of its shares outstanding.

Miscellaneous

The Company will webcast its first quarter fiscal 2024 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal First Quarter 2024 Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including natural disasters; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments to ESG; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2023	2022	Change
Net sales	$846.3	$847.3	(0.1)%
Cost of sales	545.4	560.1	(2.6)
Gross profit	300.9	287.2	4.8
Selling, general and administrative	155.0	149.2	3.8
Research and development	21.3	18.7	14.0
Operating expenses	176.3	167.9	5.0
Operating income	124.6	119.3	4.5
Interest expense	5.5	4.5	20.7
Other income, net	(3.8)	(1.8)	NM(1)
Earnings before income taxes	122.9	116.6	5.4
Income taxes	30.8	29.4	4.7
Net earnings	$92.1	$87.2	5.7%

Weighted average shares – basic	120.9	122.6	(1.4)%
Weighted average shares – diluted	122.6	123.9	(1.1)%

Net EPS – basic	$0.76	$0.71	7.1%
Net EPS – diluted	$0.75	$0.70	6.8%

Dividends paid per share	$0.25	$0.23	8.7%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31,	July 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$217.8	$187.1
Accounts receivable, net	582.5	599.7
Inventories, net	429.6	418.1
Prepaid expenses and other current assets	83.2	81.1
Total current assets	1,313.1	1,286.0
Property, plant and equipment, net	642.3	652.9
Goodwill	469.3	481.1
Intangible assets, net	181.7	188.1
Other long-term assets	162.2	162.4
Total assets	$2,768.6	$2,770.5

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$74.6	$34.1
Current maturities of long-term debt	210.2	125.0
Accounts payable	324.9	304.9
Accrued employee compensation and related taxes	110.2	119.4
Deferred revenue	26.0	25.3
Income taxes payable	45.5	32.3
Dividends payable	—	30.4
Other current liabilities	91.2	85.0
Total current liabilities	882.6	756.4
Long-term debt	366.6	496.6
Non-current income taxes payable	56.8	56.5
Deferred income taxes	27.4	32.3
Other long-term liabilities	99.1	108.0
Total liabilities	1,432.5	1,449.8

Total stockholders’ equity	1,336.1	1,320.7
Total liabilities and stockholders’ equity	$2,768.6	$2,770.5
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2023	2022
Operating Activities
Net earnings	$92.1	$87.2
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24.3	22.4
Deferred income taxes	(4.6)	(3.4)
Stock-based compensation expense	10.5	9.7
Other, net	(0.2)	4.5
Changes in operating assets and liabilities	15.9	(2.2)
Net cash provided by operating activities	138.0	118.2

Investing Activities
Purchases of property, plant and equipment	(23.2)	(28.1)
Net cash used in investing activities	(23.2)	(28.1)

Financing Activities
Proceeds from long-term debt	35.0	—
Repayments of long-term debt	(73.8)	(40.0)
Change in short-term borrowings	41.5	(3.3)
Purchase of treasury stock	(53.3)	(45.7)
Dividends paid	(30.2)	(28.2)
Exercise of stock options and other	1.9	4.4
Net cash used in financing activities	(78.9)	(112.8)
Effect of exchange rate changes on cash	(5.2)	(9.6)
Increase (decrease) in cash and cash equivalents	30.7	(32.3)
Cash and cash equivalents, beginning of period	187.1	193.3
Cash and cash equivalents, end of period	$217.8	$161.0
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended
	October 31,
	2023	2022
Gross margin	35.6%	33.9%
Operating expenses	20.8%	19.8%
Operating margin	14.7%	14.1%
Other income, net	(0.4)%	(0.2)%
Depreciation and amortization	2.9%	2.6%
EBITDA	18.0%	16.9%
Effective tax rate	25.1%	25.2%
Earnings before income taxes - Mobile Solutions	17.1%	14.5%
Earnings before income taxes - Industrial Solutions	17.6%	16.4%
Earnings before income taxes - Life Sciences	(7.0)%	17.2%
Cash conversion ratio	124.6%	103.3%

	Three Months Ended
	October 31,
	2023	2022
Adjusted Rates
Gross margin	35.6%	33.9%
Operating expenses	20.8%	18.9%
Operating margin	14.7%	15.0%
Other income, net	(0.4)%	(0.2)%
Depreciation and amortization	2.9%	2.6%
EBITDA	18.0%	17.8%
Effective tax rate	25.1%	25.2%
Earnings before income taxes - Mobile Solutions	17.1%	14.5%
Earnings before income taxes - Industrial Solutions	17.6%	16.4%
Earnings before income taxes - Life Sciences	(7.0)%	17.2%
Cash conversion ratio	124.6%	97.0%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended October 31,
	2023	2022	Change
Net sales
Mobile Solutions segment
Off-Road	$94.7	$103.7	(8.6)%
On-Road	37.8	36.0	4.8
Aftermarket	407.5	415.3	(1.9)
Total Mobile Solutions segment	540.0	555.0	(2.7)

Industrial Solutions segment
Industrial Filtration Solutions	210.6	196.0	7.4
Aerospace and Defense	35.6	33.6	5.9
Total Industrial Solutions segment	246.2	229.6	7.2

Life Sciences segment
Total Life Sciences segment	60.1	62.7	(4.1)

Total Company	$846.3	$847.3	(0.1)%

Earnings (loss) before income taxes
Mobile Solutions segment	$92.2	$80.3	14.8%
Industrial Solutions segment	43.3	37.6	15.2
Life Sciences segment	(4.2)	10.8	NM(1)
Corporate and unallocated	(8.4)	(12.1)	30.6
Total Company	$122.9	$116.6	5.4%

Earnings before income taxes percentage
Mobile Solutions segment	17.1%	14.5%	2.6%
Industrial Solutions segment	17.6%	16.4%	1.2%
Life Sciences segment	(7.0)%	17.2%	(24.2)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended October 31, 2023
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	(8.6)%	(5.0)%	(1.6)%	(23.7)%	(28.2)%
On-Road	4.8	2.4	13.0	11.0	(18.9)
Aftermarket	(1.9)	(1.6)	(2.7)	2.6	(5.2)
Total Mobile Solutions segment	(2.7)	(1.8)	(2.0)	(2.4)	(6.8)

Industrial Solutions segment
Industrial Filtration Solutions	7.4	10.3	12.1	(12.5)	12.9
Aerospace and Defense	5.9	4.8	8.4	19.3	NA
Total Industrial Solutions segment	7.2	9.2	11.6	(11.9)	12.9

Life Sciences segment
Total Life Sciences segment	(4.1)	(7.9)	12.8	(17.4)	21.7

Total Company	(0.1)%	1.7%	3.4%	(7.1)%	(4.5)%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended October 31, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(10.9)%	(5.0)%	(8.7)%	(21.5)%	(30.1)%
On-Road	4.7	2.4	5.5	13.9	(21.2)
Aftermarket	(3.0)	(1.6)	(8.1)	5.5	(6.6)
Total Mobile Solutions segment	(3.9)	(1.8)	(7.9)	0.3	(8.3)

Industrial Solutions segment
Industrial Filtration Solutions	5.9	10.3	5.7	(10.2)	11.7
Aerospace and Defense	4.0	4.8	0.6	21.0	NA
Total Industrial Solutions segment	5.6	9.2	5.0	(9.7)	11.7

Life Sciences segment
Total Life Sciences segment	(6.8)	(7.9)	4.5	(16.8)	20.1

Total Company	(1.6)%	1.7%	(3.0)%	(4.8)%	(6.0)%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2023	2022
Net cash provided by operating activities	$138.0	$118.2
Net capital expenditures	(23.2)	(28.1)
Free cash flow	$114.8	$90.1

Net earnings	$92.1	$87.2
Income taxes	30.8	29.4
Interest expense	5.5	4.5
Depreciation and amortization	24.3	22.4
EBITDA	$152.7	$143.5

Adjusted net earnings	$92.1	$92.9
Adjusted income taxes	30.8	31.3
Interest expense	5.5	4.5
Depreciation and amortization	24.3	22.4
Adjusted EBITDA	$152.7	$151.1

Operating expense	$176.3	$167.9
Restructuring and other charges	—	(7.6)
Adjusted operating expense	$176.3	$160.3

Operating income	$124.6	$119.3
Restructuring and other charges	—	7.6
Adjusted operating income	$124.6	$126.9

Net earnings	$92.1	$87.2
Restructuring and other charges, net of tax	—	5.7
Adjusted net earnings	$92.1	$92.9

Diluted EPS	$0.75	$0.70
Restructuring and other charges per share	—	0.05
Adjusted diluted EPS	$0.75	$0.75
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2024 Earnings Press Release Schedules